UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The trusts used in the securitization activities of Discover Financial Services (the “Company”) will be included in the Company’s consolidated financial results beginning with the fiscal quarter ending February 28, 2010, in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140 (“Statement No. 166”) (codified under the FASB Accounting Standards Codification (“ASC”) Section 860, Transfers and Servicing) and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretations No. 46(R) (“Statement No. 167”) (codified under ASC Section 810, Consolidation), which were effective for the Company at the beginning of its current fiscal year, December 1, 2009.

The Company did not retrospectively adopt Statements No. 166 and 167 and, therefore, its financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for 2010 and beyond will reflect the new accounting requirements, but the historical GAAP financial statements for periods ending on or before November 30, 2009 presented in Item 1 of its 10-Q filings and Item 8 of its 10-K filings will continue to reflect the accounting applicable prior to the Company’s adoption of Statements No. 166 and 167.

To allow for a more meaningful historical comparison in analyzing financial data presented in 2010 and beyond, the Company has prepared schedules showing how the Company’s consolidated statements of financial condition and income for each of the fiscal quarters and the years ended November 30, 2009 and 2008 would have been presented if the trusts used in the Company’s securitization activities were consolidated into the Company’s financial statements for such periods. The schedules for the Company and the Direct Banking segment, formerly referred to as the U.S. Card segment, are set forth in Exhibit 99.1. In preparing the schedules, the Company made adjustments to reflect a “managed basis” presentation for such periods, which included assumptions that securitized loan receivables and related debt issued from the trusts to third-party investors were consolidated in the Company’s financial statements and that securitization income related to securitized loan receivables was separated into interest income, interest expense, provision for loan losses and other income.

The Company also made additional adjustments to reflect full consolidation of the trusts for such periods, including the following:

•	Elimination of certificated retained interests classified as investment securities and associated intercompany debt and related interest income and interest expense;

•	An adjustment to the allowance for loan losses for the change in securitized loan receivables with an offset to provision for loan losses;

•	Elimination of the interest-only strip receivable asset and the related revaluation gains or losses;

•	Reclassification of remaining amounts due from asset securitization to restricted cash, loans and other assets; and

•	An adjustment to reflect the deferred tax asset and income tax benefit related to these adjustments.

The schedules also include adjustments to exclude the income received in connection with the settlement of the Company’s antitrust litigation with Visa and MasterCard from the fourth quarter of 2008 and in each quarter of 2009 and the income statement impact of the Morgan Stanley special dividend agreement dispute in the fourth quarter of 2009.

Management believes that the financial data in the schedules is useful to investors because the impact of Statements No. 166 and 167 beginning in the first quarter of 2010 will make comparisons to historical data more difficult. In addition, the impact of income received in connection with the settlement of the Company’s antitrust litigation with Visa and MasterCard in the fourth quarter of 2008 and in each quarter of 2009 and the income statement impact of the Morgan Stanley special dividend agreement dispute in the fourth quarter of 2009 make comparisons of financial data for 2010 and beyond with these prior periods more difficult.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of

Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Financial Data Schedules

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: March 1, 2010	By:	/s/ D. Christopher Greene
	Name:	D. Christopher Greene
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial Data Schedules